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                         TAX INDEMNIFICATION AGREEMENT


     THIS TAX INDEMNIFICATION AGREEMENT (this "AGREEMENT") dated as of July 18, 1997 (the "SIGNING DATE") is made in favor of record owners of beneficial interests (collectively, the "SHAREHOLDERS") of Angeles Mortgage Investment Trust, an unincorporated California business trust ("AMIT"), by Insignia Properties Trust, a Maryland real estate investment trust ("IPT").

                                    RECITALS

A. Capitalized terms used in this Agreement, but not otherwise defined, shall have the meanings set forth in that certain
     Agreement and Plan of Merger dated as of July 18, 1997 among AMIT, IPT, Insignia Financial Group, Inc. and MAE GP Corporation (the "MERGER AGREEMENT").

B. In furtherance of and in connection with the transactions contemplated by the Merger Agreement, IPT desires to indemnify the Shareholders against Damages as defined herein.

                                   AGREEMENT

     NOW, THEREFORE, for good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, IPT, intending to be legally bound, hereby agrees as follows:

                                  ARTICLE 1.
                                INDEMNIFICATION

     Section 1.1 Indemnification. IPT agrees to indemnify and hold harmless those Persons who are Shareholders as of the Effective Time (collectively, the "INDEMNITEES," and individually, an "INDEMNITEE") from and against all actual, direct and provable damages and losses arising from and directly related to the recognition of taxable gain with respect to the Merger for Federal and state income tax purposes ("DAMAGES") which recognition is due to a final and non-appealable determination binding upon the Shareholder that the Merger is treated as a taxable event with respect to the Indemnitee by virtue of either
(a) failure of the Merger to satisfy the "continuity of business" requirement due to any action taken by IPT after the Effective Time, or (b) the fact AMIT failed to qualify as "diversified" within the meaning of Section 368(a)(2)(F)(ii) of the Code; provided, however, that there shall be no indemnification under clause (b) if any representation made by AMIT to AGSH&F in connection with the preparation of its legal opinion related to its status under Section 368(a)(2)(F)(ii) is inaccurate or determined to be inaccurate in a final and non-appealable determination.




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     Section 1.2 Limitation of Damages. With respect to each Indemnitee, the
Damages provided for pursuant to this Agreement (a) shall not exceed the amount of gain to the Shareholder resulting from the Merger multiplied by the maximum combined effective Federal and state income tax rate applicable to long or short-term capital gain, as the case may be, plus any penalties assessed against such Indemnitee that relate to the reporting position that the Merger is not a taxable event; and (b) shall take into account any tax benefit (including the time value of money) to the Indemnitee that has resulted or will result from the increased basis arising from the recognition of gain on the Merger.


                                   ARTICLE 2.
                     REPRESENTATIONS AND WARRANTIES OF IPT

     IPT represents and warrants that the statements contained in this Article 2 are correct and complete.

     Section 2.1 Organization. IPT is a real estate investment trust (as defined in Section 8-101(b) of the MCAA) duly organized, validly existing and in good standing under the laws of the State of Maryland.

     Section 2.2 Authority Relative to Transactions. IPT has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by IPT of this Agreement and the consummation by IPT of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of IPT, enforceable against IPT in accordance with its terms and conditions.

                                   ARTICLE 3.
                                 MISCELLANEOUS

     Section 3.1 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

     Section 3.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors of the Indemnitees and IPT; provided, however, that this Agreement may not be assigned by any person.

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     Section 3.3 Headings. The captions and headings used in this Agreement are inserted for convenience only, and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     Section 3.4 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the person which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

     Section 3.5 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer upon any Person, other than the Shareholders or their respective successors, any rights, remedies, obligations or liabilities.

     Section 3.6 Notices. Except as otherwise provided herein, any notice, request, instruction, consent or other document required or permitted to be given pursuant to this Agreement shall be in writing and delivered personally, by telecopy, by a nationally-recognized overnight courier service or by registered or certified mail, postage prepaid, as follows:

            If to IPT:

                  Insignia Properties Trust
                  One Insignia Financial Plaza
                  Greenville, SC  29602
                  Attn:  Mr. Carroll Vinson
                  Phone number:  864-239-1000
                  Fax number:  864-239-1096; and

                  copy (which shall not constitute notice IPT) to:
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1700 Pacific Avenue, Suite 4100
                  Dallas, TX  75201
                  Attn:  Roger Arnold, Esq.
                  Fax number:  214-969-4343

or at such other address as shall be specified in writing by that person. Any notice, request, instruction, consent or other document delivered as provided herein shall be deemed effectively given upon actual receipt by the Person (but not necessarily the individual person) to be notified.



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     Section 3.7 Governing Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of California applicable to agreements made and to be performed wholly within such jurisdiction.

     Section 3.8 Interpretation.

          (a) References. Except as specifically stated otherwise, references to articles and sections refer to articles and sections in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.

          (b) Drafting. No provision of this Agreement shall be interpreted in favor of, or against, any person by reason of the extent to which such person or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     Section 3.9 Entire Agreement. This Agreement, together with any contemporaneous agreements, constitute the sole understanding with respect to the matters contemplated hereby and supersedes and renders null and void all prior agreements and understandings, written and oral, with respect to such matters. No person shall be liable or bound to any other person in any manner by any promises, conditions, representations, warranties or covenants except as specifically set forth herein.

     Section 3.10 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the person against whom such amendment, modification or alteration is sought to be enforced.




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     IN WITNESS WHEREOF, IPT has caused this Agreement to executed as of the
Signing Date by a duly authorized officer.


                                         Insignia Properties Trust ("IPT")



                                         By:
                                             ----------------------------------
                                             Jeffrey P. Cohen
                                             Vice President




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